ANDERSON, ANDERSON & STRONG, L.C.                       941 East 3300 South
-----------------------------------------------------   Suite 202
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS   Salt Lake City, Utah
                                                        84016
                                                        Telephone 801-486-0096

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

ZuricKirch Corp.

We hereby consent to the use of our report dated June 23, 2000, for the period ended May 31, 2000 in the registration statement of ZuricKirch Corp. filed in the registration Form SB2

/s/ Anderson, Anderson & Strong

Anderson, Anderson & Strong L.L.C.

July 26, 2000
Salt Lake City, Utah